Exhibit 99.1

SS&C Announces Pricing of $2.0 Billion of Senior Notes

WINDSOR, CT, March 14, 2019 (PR Newswire) SS&C Technologies Holdings, Inc. (the “Company” or “SS&C”) (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced the pricing of its private placement offering of $2.0 billion in aggregate principal amount of its 5.500% senior notes due 2027 (the “Notes”). The Notes will have an interest rate of 5.500% per annum and are being issued at a price equal to 100% of their face value. The Notes will be issued by the Company’s wholly-owned subsidiary, SS&C Technologies, Inc. (the “Issuer”), and guaranteed by the Company and all of its existing domestic restricted subsidiaries (other than the Issuer) that guarantee its existing senior secured credit facility and all future domestic restricted subsidiaries that guarantee its senior secured credit facilities and certain other indebtedness. The offering of the Notes is expected to close on March 28, 2019, subject to customary closing conditions.

The Company estimates that the net proceeds from the offering will be approximately $1,988 million, after deducting the initial purchasers’ discounts and estimated offering expenses. SS&C Technologies, Inc. expects to use the net proceeds from the offering of the Notes to repay a portion of the outstanding term B-3 loan under its existing senior secured credit facilities.

The Notes are being sold in a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

This communication does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any offer, solicitation or sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes to be offered have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software for the global financial services and healthcare industries. Founded in 1986, SS&C is headquartered in Windsor, Connecticut and has offices around the world. Financial services and healthcare organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services.

Caution Regarding Forward-Looking Statements

Certain information contained or incorporated by reference in this press release constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, statements relating to the closing of the offering of the Notes and the anticipated use of proceeds therefrom. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

Contact(s)

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com